UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – September 16, 2009

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-147828	71-1018770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10511 East Central, Wichita, Kansas	67206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (316) 676-7111

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Hawker Beechcraft Corporation Amended and Restated Excess Savings and Deferred Compensation Plan

(e)	Material Compensatory Plan, Contract or Arrangement.

Effective September 16, 2009, the Board of Directors of the Hawker Beechcraft Corporation, the principal operating subsidiary of Hawker Beechcraft Acquisition Company, LLC, adopted the Amended and Restated Excess Savings and Deferred Compensation Plan (the “Plan”). The Plan contains substantially the same terms as previously adopted and, as amended, also provides for discretionary employer contributions under the Plan, including contributions equal to amounts that would have been contributed by the Company to the Company’s 401(k) plan but for the limitations of Internal Revenue Code (“Code”) Section 401(a)(17). The Plan was also amended to provide that any participant that is a “specified employee” pursuant to Section 409A of the Code will commence receiving payments no sooner than six (6) months after the participant’s separation from service, as required by Code Section 409A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Sidney E. Anderson

Sidney E. Anderson, Vice President and Chief Financial Officer

Dated: September 16, 2009